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                                                                     EXHIBIT 1.2

                               WARRANT AGREEMENT


     This Warrant Agreement (this "Agreement") dated as of March __, 1998 is by and among CPS Systems, Inc., a Texas corporation (the "Company"), Josephthal & Co. Inc. ("Josephthal") and Cruttenden Roth Incorporated ("Cruttenden").

     WHEREAS, Cruttenden and Josephthal have each agreed pursuant to an Underwriting Agreement dated March __, 1998 (the "Underwriting Agreement") to act as the representative of the several underwriters in connection with the proposed public offering (the "Public Offering") by the Company of ________ shares of Common Stock, including up to ________ additional shares of Common Stock to cover over-allotments, if any; and

     WHEREAS, pursuant to Section 1 of the Underwriting Agreement, the Company has agreed to issue warrants (the "Warrants") to Cruttenden and Josephthal & Co. Inc. (together, the "Representatives") to purchase, at a price of $0.01 per warrant, up to an aggregate of ______[10% or #shares in offering] shares (hereinafter, and as the number thereof may be adjusted hereto, the "Warrant Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), each Warrant initially entitling the holder thereof to purchase one share of Common Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein and in the Underwriting Agreement set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. ISSUANCE OF WARRANTS: FORM OF WARRANT. The Company will issue and deliver to (a) Cruttenden, Warrants to purchase _______ Warrant Shares and (b) Josephthal, Warrants to purchase ____________ Warrant Shares, each on the Closing Date referred to in the Underwriting Agreement, in consideration for, and as part of the Representatives' compensation in connection with, its acting as the representative of the several underwriters for the Public Offering pursuant to the Underwriting Agreement. The text of the Warrants and of the form of election to purchase Warrants Shares shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman of the Board, President or Vice President of the Company, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company.

     Warrants bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement. Warrants shall be dated as of the date of execution thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

     2. REGISTRATION. The Warrants shall be numbered and registered on the books of the Company (the "Warrant Register") as they are issued. The Company shall be entitled to treat the

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registered holder of any Warrant on the Warrant Register (the "Holder") as the
owner in fact therefor for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of
(a) with respect to Cruttenden's Warrants, "Cruttenden Roth Incorporated" or in such other denominations as Cruttenden may request in writing to the Company and
(b) with respect to Josephthal's Warrants, "Josephthal & Co. Inc." or in such other denominations as Josephthal may request in writing to the Company.

     3. EXCHANGE OF WARRANT CERTIFICATES. Subject to any restriction upon transfer set forth in this Agreement, each Warrant certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitled such Holder to purchase. Any Holder desiring to exchange a Warrant certificate or certificates shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate or certificates to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate or certificates, as the case may be, as so requested.

     4. TRANSFER OF WARRANTS. Until March __, 1999, the Warrants will not be sold, transferred, assigned or hypothecated except to (i) other brokers or dealers; (ii) one or more bona fide officers and/or partners of the Representatives; (iii) a successor to the transferring Holder in merger or consolidation; (iv) a purchaser of all or substantially all of the transferring Holder's assets; or (v) any person receiving the Warrants from one or more of the persons listed in this Section 4 at such person's or persons' death pursuant to will, trust or the laws of intestate succession, each of whom agrees in writing to be bound by the terms hereof. The Warrants shall be transferable only on the Warrant Register upon delivery thereof duly endorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto.

     5.   TERM OF WARRANTS; EXERCISE OF WARRANTS.

     5.1 Each Warrant entitles the registered owner thereof to purchase one share of Common Stock at any time from 10:00 a.m., Pacific time, on March __, 1999 (the "Initiation Date") until 6:00 p.m., Pacific time, on March __, 2003 (the "Expiration Date") at a purchase price of $____[165% of public offering price]_______, subject to adjustment (the "Warrant Price"). Notwithstanding the foregoing, if at 6:00 p.m., Pacific time on the Expiration Date, any Holder or Holders of the Warrants have not exercised their Warrants and the Closing Price (as defined below) for the Common Stock on the Expiration Date is greater than the Warrant Price, then

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each such unexercised Warrant shall be automatically converted into a number of shares of Common Stock of the Company equal to: (A) the number of shares of Common Stock then issuable upon exercise of a Warrant multiplied by (B) a fraction (1) the numerator of which is the difference between the Closing Price for the Common Stock on the Expiration Date and the Warrant Price and (2) the denominator of which is the Closing Price for the Common Stock on the Expiration Date.

     5.2 The Warrant Price and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 11 of this Agreement. Subject to the provisions of this Agreement, each Holder of Warrants shall have the right, which may be exercised as expressed in the Warrant Certificate, to purchase from the Company (and the Company shall issue and sell to such Holder of Warrants) the number of fully paid and nonassessable Warrant Shares specified in such Warrant Certificate, upon surrender to the Company, or its duly authorized agent, of such Warrant Certificate, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Company of the Warrant Price, as adjusted in accordance with the provisions of Section 11 of this Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of such Warrant Price shall be made in cash, by wire transfer or by certified or official bank check, or any combination thereof. No adjustment shall be made for any dividends on any Warrant Shares of stock issuable upon exercise of a Warrant.

     5.3 Upon such surrender of Warrants, and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such registered Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants, together with cash, as provided in Section 12 of this Agreement, in respect of any fraction of a share otherwise issuable upon such surrender and, if the number of Warrants represented by a Warrant certificate shall not be exercised in full, a new Warrant certificate, executed by the Company for the balance of the number of whole Warrant Shares.

     5.4 If permitted by applicable law, such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of the surrender of such Warrants and payment of the Warrant Price as aforesaid. The rights of purchase represented by the Warrants shall be exercisable, at the election of the registered Holders thereof, either as an entirety or from time to time for only part of the shares specified therein.

     6. COMPLIANCE WITH GOVERNMENT REGULATIONS. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise or conversion of Warrants require, under any Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case

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may be; provided, however, that (except to the extent legally permissible with respect to Warrants of which the one or both of the Representatives is the Holder) in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

     7. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any warrants or certificate for Warrant Shares in a name other than that of the registered Holder of such warrants.

     8. MUTILATED OR MISSING WARRANTS. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant and, if requested, indemnity or bond also reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     9. RESERVATION OF WARRANT SHARES. There has been reserved out of the authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the Warrants, and the transfer agent for the Common Stock ("Transfer Agent") and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash which may be issuable as provided in Section 12 of this Agreement. The Company will furnish to such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section
11.2 of this Agreement. All Warrants surrendered in the exercise of the rights thereby evidenced shall be cancelled.

     10. OBTAINING STOCK EXCHANGE LISTINGS. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the securities exchanges and stock markets within the United States of America, if any, on which other shares of Common Stock are then listed.

     11. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF WARRANT SHARES. The number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall

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be subject to adjustment from time to time upon the happening of certain events as hereinafter defined. For purposes of this Section 11, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

     11.1 MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment as follows:

          (a) In case the Company shall (i) pay a dividend in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Warrant Shares purchasable upon exercise of each warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which he would have owned or would have been entitled to receive after the happening of any of the events described above, had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distribution referred to in paragraph (a) above or in the paragraph immediately following this paragraph) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the then current market price per share of Common Stock (as defined in paragraph (c) below) on the date of such distribution, and the denominator of which shall be the then current market price per share of Common Stock, less the then fair value (as reasonably determined by the Board of Directors of the Company) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

     In the event of a distribution by the Company to all holders of its shares of Common Stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the

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Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this
Section 11.1; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

          (c) For the purpose of any computation under paragraph (b) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily Closing Prices for 20 consecutive trading days commencing 30 trading days before the date of such computation. The selling price for each day (the "Closing Price") shall be the last such reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the counter market as reported by the Nasdaq National Market System or Nasdaq SmallCap System or if not approved for quotation on the Nasdaq National Market System or Nasdaq SmallCap System, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

          (d) No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

          (e) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

          (f) No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraph (b) if the Company issues or distributes to each Holder of Warrants the rights, options, warrants or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment need be made for a change in the par value of the Warrant Shares.

          (g) In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any securities of the Company

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other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 11, and the other provisions of this Agreement, with respect to the Warrant and Warrant Shares, shall apply as nearly equivalent as practicable on like terms to such other securities.

          (h) Upon the expiration of any rights, options, warrants or conversion or exchange privileges for which an adjustment was made hereunder, if any thereof shall not have been exercised, the Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and
(ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Warrant Price or decreasing the number of shares of Common Stock purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

     11.2 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Warrant Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to each Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Warrant Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     11.3 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 11.1, no adjustments in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

     11.4 PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION ETC. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with each Holder an agreement that each Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities, cash and property which he would have owned or would have been entitled to receive after the happening of such

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consolidation, merger, sale, transfer or lease had such Warrant been exercised immediately prior to such action; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities, cash and property shall be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 11. The provisions of this Section 11.4 shall similarly apply to successive consolidations, mergers, sales transfer or leases.

     11.5 STATEMENTS ON WARRANTS. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     11.6 OPTIONAL CONVERSION.

          (a) In addition to and without limiting the rights of the Holders of the Warrants under the terms of this Agreement and the Warrants, the holder of the Warrants shall have the right (the "Conversion Right") to convert the Warrants or any portion thereof into shares of Common Stock as provided in this
Section 11.6 at any time or from time to time after the first anniversary of the date hereof and prior to its expiration, subject to the restrictions set forth in paragraph (c) below. Upon exercise of the Conversion Right with respect to a particular number of shares subject to the Warrants (the "Converted Warrant Shares"), the Company shall deliver to the Holder of the Warrants, without payment by the Holder of any exercise price or any cash or other consideration, the number of shares of Common Stock equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Warrant Shares by the fair market value (as defined in paragraph (d) below) of a single share of Common Stock, determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Warrant Shares shall be determined by subtraction of the aggregate warrant purchase price of the Converted Warrant Shares (which aggregate warrant purchase price includes the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance of the Warrants) from the aggregate fair market value of the Converted Warrant Shares. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder of the Warrants an amount in cash equal to the fair market value of the resulting fractional share.

          (b) The Conversion Right may be exercised by the Holder of the Warrants by the surrender of such Warrants at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to the Warrants which are being surrendered (referred to in paragraph
(a) above as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of the Warrants together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), not later than the expiration date of the Warrants. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right together with a check in payment of any

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fractional share and, in the case of a partial exercise, new warrants evidencing the shares remaining subject to the Warrants, shall be issued as of the Conversion Date and shall be delivered to the holder of the Warrants within 7 days following the Conversion Date.

          (c) In the event the Conversion Right would, at any time the Warrants remain outstanding, be deemed by the Company's independent certified public accountants to give rise to a charge to the Company's earnings for financial reporting purposes, then the Conversion Right shall automatically terminate upon receipt by the holder of this Warrant of an opinion of such independent certified public accountant as to such adverse accounting treatment.

          (d) For purposes of this paragraph 11.6, the "fair market value" of a share of Common Stock as of a particular date shall be its "current market price," calculated as described in paragraph 11.1(c) hereof.

     12. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the sale time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereon shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 12 be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock, as defined in Section 11.1(c), on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such faction.

     13. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Each of the Representatives represents and warrants to the Company that it will not dispose of the Warrants or the Warrant Shares except pursuant to (i) an effective registration statement under the Securities Act of 1933, as amended (the "Act"), including a post-effective amendment to the Registration Statement, (ii) Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (iii) an opinion of counsel, reasonably satisfactory to counsel of the Company, that an exemption from such registration is available.

     14. CERTIFICATES TO BEAR LEGENDS. The Warrant, the Warrant Shares or other securities issued upon exercise of the Warrant shall be subject to a stop-transfer order and the certificate or certificates therefore shall bear the following legend:


          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

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     15.  REGISTRATION RIGHTS.

     15.1 Demand Registration Rights. The Company covenants and agrees with the Representatives and any subsequent Holders of the Warrants and/or Warrant Shares that, on two occasions, within 60 days after receipt of a written request from either of the Representatives (provided that in no event shall either of the Representatives be entitled to request a registration if such Representative has previously requested (and been granted by the Company) a registration under this Section) or from Holders of more than 25% in interest of the aggregate of Warrants and/or Warrant Shares issued pursuant to this Agreement, that either of the Representatives or such Holders of the Warrants and/or Warrant Shares desires and intends to transfer more than 25% in interest of the aggregate number of the Warrants and/or Warrant Shares under such circumstances that a public offering, within the meaning of the Act, will be involved, the Company shall, on those occasions, file a registration statement (and use its best efforts to cause such registration statement to become effective under the Act at the Company's expense) with respect to the offering and sale or other disposition of the Warrant Shares (the "Offered Warrant Shares"); provided, however, that the Company shall have no obligation to comply with the foregoing provisions of this Section 15.1 if in the opinion of counsel to the Company reasonably acceptable to the Holder or Holders, from whom such written requests have been received, registration under the Act is not required for the transfer of the Offered Warrant Shares in the manner proposed by such person or persons or that a post-effective amendment to an existing registration statement would be legally sufficient for such transfer (in which latter event the Company shall promptly file such post-effective amendment (and use its best efforts to cause such amendment to become effective under the Act)). Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement with respect to the Offered Warrant Shares on more than two occasions.

     The Company may defer the preparation and filing of a registration statement for up to 90 days after the request for registration is made if the Board of Directors determines in good faith that such registration or post-effective amendment would materially adversely affect or otherwise materially interfere with a proposed or pending transaction by the Company, including without limitation a material financing or a corporate reorganization, or during any period of time in which the Company is in possession of material inside information concerning the Company or its securities, which information the Company determines in good faith is not ripe for disclosure.

     The Company shall not honor any request to register Warrant Shares pursuant to this Section 15.1 received later than five (5) years from the effective date of the Company's Registration Statement on Form SB-2 (File No. 333-39173) (the "Effective Date"). The Company shall not be required (i) to maintain the effectiveness of the registration statement beyond the earlier to occur of 90 days after the effective date of the registration statement or the date on which all of the Offered Warrant Shares have been sold (the "Termination Date"); provided, however, that if at the Termination Date the Offered Warrant Shares are covered by a registration statement which also covers other securities and which is required to remain in effect beyond the Termination Date, the Company shall maintain in effect such registration statement as it relates to Offered Warrant Shares for so long as such registration statement (or any substitute registration statement) remains or is required to remain in effect for any such other securities, or (ii) to cause any registration statement with respect to the Warrant Shares to become effective prior to the Initiation Date. All expenses of registration pursuant to this
Section 15.1 shall be borne by the Company (excluding underwriting discounts and commissions on Warrant Shares not sold by the Company).

     The Company shall be obligated pursuant to this Section 15.1 to include in the registration statement Warrant Shares that have not yet been purchased by a Holder of Warrants so long as such Holder of Warrants submits an undertaking to the Company that such Holder intends to exercise Warrants representing the number of Warrant Shares to be included in such registration statement prior to the consummation of the public offering with respect to such Warrant Shares. In addition, such Holder of Warrants is permitted to pay the Company the Warrant Price for such Warrant Shares upon the consummation of the public offering with respect to such Warrant Shares.

     15.2 Piggy-back Registration Rights. The Company covenants and agrees with the Holders and any subsequent Holders of the Warrants and/or Warrant Shares that in the event the Company proposes to file a registration statement under the Act with respect to any class of security (other than in connection with an exchange offer, a non-cash offer or a registration statement on Form S-8 or other unsuitable registration statement form) which becomes or which the Company believes will become effective at any time after the Initiation Date then the Company shall in each case give written notice of such proposed filing to the Holders of Warrants and Warrant Shares at least 30 days before the proposed filing date and such notice shall offer to such Holders the opportunity to include in such registration statement such number of Warrant Shares as they may request, unless, in the opinion of counsel to the Company reasonably acceptable to any such Holder of Warrants or Warrant Shares who wishes to have Warrant Shares included in such registration statement, registration under the Act is not required for the transfer of such Warrants and/or Warrant Shares in the manner proposed by such Holders. The Company shall not honor any such request to register any such Warrant Shares if the request is received later than six
(6) years from the Effective Date, and the Company shall not be required to honor any request (a) to register any such Warrant Shares if the Company is not notified in writing of any such request pursuant to this Section 15.2 within at least 20 days after the Company has given notice to the Holders of the filing, or (b) to register Warrant Shares that represent in the aggregate fewer than 25% of the aggregate number of Warrant Shares. The Company shall permit, or shall cause the managing underwriter of a proposed offering to permit, the Holders of Warrant Shares requested to be included in the registration (the "Piggy-back Shares") to include such Piggy-back Shares in the proposed offering on the same terms and conditions as applicable to securities of the Company included therein or as applicable to securities of any person other than the Company and the Holders of Piggy-back Shares if the securities of any such person are included therein. Notwithstanding the foregoing, if any such managing underwriter shall advise the Company in writing that it believes that the distribution of all or a portion of the Piggy-back Shares requested to be included in the registration statement concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holders of such Piggy-back Shares shall delay their offering and sale of Piggyback Shares (or the portion thereof so designated by such managing underwriter) for such period, not to exceed 120 days, as the managing underwriter shall request provided that no such delay shall be required as to Piggy-back Shares if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holders of Piggy-back Shares. In the event of such delay, the Company shall file such supplements, post-effective amendments or separate registration statement, and take any such other steps as may be necessary to permit such Holders to make their proposed offering and sale for a period of 90 days immediately following the end of such period of delay ("Piggy-back Termination Date"); provided, however, that if at the Piggy-back Termination Date the Piggyback Shares are covered by a registration statement which is, or required to remain, in effect beyond the Piggy-back Termination Date, the Company shall maintain in effect the registration statement as it relates to the Piggy-back Shares for so long as such registration statement remains or is required to remain in effect for any of such other securities. All expenses of registration pursuant to this Section
15.2 shall be borne by the Company, except that underwriting commissions and expenses attributable to the Piggy-back Shares and fees and disbursements of counsel (if any) to the Holders requesting that such Piggy-back Shares be offered will be borne by such Holders.

     The Company shall be obligated pursuant to this Section 15.2 to include in the Piggy-back Offering, Warrant Shares that have not yet been purchased by a holder of Warrants so long as such Holder of Warrants submits an undertaking to the Company that such Holder intends to exercise Warrants representing the number of Warrant Shares to be included in such Piggy-back Offering prior to the consummation of such Piggy-back Offering. In addition, such Holder of Warrants is permitted to pay the Company the Warrant Price for such Warrant Shares upon the consummation of the Piggy-back Offering.

     If the Company decides not to proceed with a Piggy-back Offering, the Company has no obligation to proceed with the offering of the Piggy-back Shares, unless the Holders of the Warrants and/or Warrant Shares otherwise comply with the provisions of Section 15.1 hereof (without regard to the 60 days' written request required thereby). Notwithstanding any of the foregoing contained in this Section 15.2, the Company's obligation to offer registration rights to the Piggy-back Shares pursuant to this Section 15.2 shall terminate two (2) years after the Expiration Date.

     15.3 In connection with the registration of Warrant Shares in accordance with Section 15.1 and 15.2 above, the Company agrees to:

          (a) Use its best efforts to register or qualify the Warrant Shares for offer or sale under the state securities or Blue Sky laws of such states which the Holders of such Warrant Shares shall designate, until the dates specified in Section 15.1 and 15.2 above in connection with registration under the Act; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject or to register or get a license as a broker or dealer in securities in any jurisdiction where it is not so registered or licensed or to register or qualify the Warrant Shares for offer or sale under the state securities or Blue Sky laws of any state other than the states in which some or all of the shares offered or sold in the Public Offering were registered or qualified for offer and sale.

          (b) (i) In the event of any post-effective amendment or other registration with respect to any Warrant Shares pursuant to Section 15.1 or 15.2 above, the Company will indemnify and hold harmless any Holder whose Warrant Shares are being so registered, and each person, if any, who controls such Holder within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or such controlling person may be subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each such Holder and each such controlling person for any legal or other expenses reasonably incurred by such Holder or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in the preparation thereof. The Company will not be liable to a claimant to the extent of any misstatement corrected or remedied in any amended prospectus if the Company timely delivers a copy of such amended prospectus to such indemnified person and such indemnified person does not timely furnish such amended prospectus to such claimant. The Company shall not be required to indemnify any Holder or controlling person for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Company.

               (ii) Each Holder of Warrants and/or Warrant Shares who participates in a registration pursuant to Section 15.1 or 15.2 will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any such registration statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer or controlling person may become subject under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement or any material fact contained in any such registration statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any such registration statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subparagraph (ii) shall not apply to amounts paid to any claimant in settlement of any suit or claim unless such payment is first approved by such Holder.

               (iii) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this clause
(b)(iii) of Section 15.3 but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this clause (b)(iii) of Section 15.3 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that each Holder whose Warrant Shares are being registered is responsible pro rata for the portion represented by the public offering price received by such Holder from the sale of such Holder's Warrant Shares, and the Company is responsible for the remaining portion; provided, however, that (i) no Holder shall be required to contribute any amount in excess of the public offering price received by such Holder from the sale of such Holder's Warrant Shares and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. This subsection
(b)(iii) shall not be operative as to any Holder of Warrant Shares to the extent that the Company has received indemnity under this clause (b)(iii) of Section 15.3.

     16. NO RIGHTS AS STOCKHOLDER; NOTICES TO HOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferee(s) the right to vote or to receive dividends or to consent to or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events occur:

          (a) the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a cash dividend) to the holders of its shares of Common Stock: or

          (b) the Company shall offer to the holders of its shares of Common Stock any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe to or purchase any thereof; or

          (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed, then in any one or more of said events the Company shall (i) give notice in writing of such event to the Holders, as provided in Section 17 hereof and (ii) if there are more than 100 Holders, cause notice of such event to be published once in The Wall Street Journal (national edition), such giving of notice and publication to be completed at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up.

     17. NOTICES. Any notice pursuant to this Agreement to be given or made by the registered Holder of any Warrant to the Company shall be sufficiently given or made if sent by first-class mail or facsimile to:

     CPS Systems, Inc.
     3400 Carlisle, Suite 500
     Dallas, TX 95204
     Attn: President
     Fax:  214-770-1380

Notices or demands authorized by this Agreement to be given or made by the Company to the registered Holder of any Warrant shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail to such Holder at the address of such Holder as shown on the Warrant Register.

     18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to principles of conflicts of laws.

     19. SUPPLEMENTS AND AMENDMENTS. The Company and the Representatives may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Representatives may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders. This Agreement may also be supplemented or amended from time to time by a writing executed by or on behalf of the Company and all of the Holders.

     20. SUCCESSOR. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder. Assignments by the Holders of their rights hereunder shall be made in accordance with Section 4 hereof.

     21. MERGER OR CONSOLIDATION OF THE COMPANY. So long as Warrants remain outstanding, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement executed and delivered to the Holders, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     22. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holders, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company any the Holders of the Warrants and Warrant Shares.

     23. CAPTIONS. The captions of the sections and subsections of this Agreement have been reserved for convenience only and shall have no substantive effect.

     24. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.

                                       CRUTTENDEN ROTH INCORPORATED

Attest:

____________________________           By:_________________________
                                       Name:
                                       Title:

                                       JOSEPHTHAL & CO. INC.

Attest:

____________________________           By:_________________________
                                       Name:
                                       Title:

                                       CPS SYSTEMS, INC.

Attest:

____________________________           By:_________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT A

                         [Form of Warrant Certificate]
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT

                              WARRANT CERTIFICATE
                                      OF

                               CPS SYSTEMS, INC.

                    EXERCISABLE ON OR BEFORE MARCH   , 2003

     No. ___                                                  _________ Warrants


     This Warrant Certificate certifies that the registered holder hereof or its registered assigns, is the registered holder of Warrants expiring March __, 2003 (the "Warrants") to purchase Common Stock, $0.01 par value per share (the "Common Stock"), of CPS Systems, Inc., a Texas corporation (the "Company").
Each Warrant entitles the holder upon exercise to receive from the Company from 10:00 a.m., Pacific time, on March __, 1999 through and until 6:00 p.m., Pacific time, on March __, 2003, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Warrant Price") of $_____ payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Price at the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.
The Warrant Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     No Warrant may be exercised after 6:00 p.m., Pacific Time, on March __, 2003 (the "Expiration Date"). Notwithstanding the foregoing, if at 6:00 p.m., Pacific time on the Expiration Date, any Holder or Holders of the Warrants have not exercised their Warrants and the Closing Price (as defined in the Warrant Agreement) for the Common Stock on the Expiration Date is greater than the Warrant Price, then each such unexercised Warrant shall be automatically converted into a number of shares of Common Stock of the Company equal to: (A) the number of shares of Common Stock then issuable upon exercise of a Warrant multiplied by (B) a fraction (1) the numerator of which is the difference between the Closing Price for the Common Stock on the Expiration Date and the Warrant Price and (2) the denominator of which is the Closing Price for the Warrant Stock on the Expiration Date.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this price.

     This Warrant Certificate shall not be valid unless countersigned by the Company.

     IN WITNESS WHEREOF, CPS Systems, Inc. has caused this Warrant Certificate to be signed by its President and by its Chief Financial Officer and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  March __, 1998                 CPS SYSTEMS, INC.



                                       ________________________
                                       Ken Hoofard
                                       President



                                       ________________________

                                       Chief Financial Officer

                         [Form of Warrant Certificate]

                                   [Reverse]

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring March __, 2003 entitling the holder on exercise to receive shares of Common Stock, $0.001 par value per share, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of March __, 1998 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

     The Warrants may be exercised at any time on or before March __, 2003. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

     The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. If the number of shares of Common Stock issuable upon such exercise is adjusted, the Warrant Agreement provides that the Warrant Price set forth on the face hereof may, subject to certain conditions, be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrants but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. The Warrant Agreement also provides that, while the Warrants are exercisable, the holders of the Warrants shall have an optional conversion right to convert, without payment of any exercise price or any cash or other consideration by such holders, the Warrants or any portion thereof into a number of shares of Common Stock as specified in the Warrant Agreement.

     The holders of the Warrants are entitled to certain registration rights with respect to the Common Stock purchasable upon exercise thereof. Said registration rights are set forth in full in the Warrant Agreement.

     Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant certificate of Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant certificate or Warrant certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to other transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                        (Form of Election to Purchase)

                   (To be Executed upon Exercise of Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Common Stock and herewith tenders payment for such shares in accordance with the terms of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of _____________________________, whose address is _________________________________________ and that such shares be delivered to _____________________________________________ whose address is
_______________________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ________________________, whose address is _______________________, and that such Warrant Certificate be delivered to _______________________, whose address is _________________________________.


                                       Signature:

Date:

                                       Signature Guaranteed:

                             (Form of Assignment)

                 (To be Executed upon Assignment of Warrants)

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

         (Name and Address of Assignee Must Be Printed or Typewritten)

                      ___________________________________

                      ___________________________________

                      ___________________________________

the within Warrants, hereby irrevocably constituting and appointing ________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated: ___________________             _________________________________
                                       Signature of Registered Holder

Note: The signature on this assignment must correspond with the name as it appears upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed: __________________________

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)